Exhibit 99.1

E V E R C O R E  P A R T N E R S

EVERCORE PARTNERS REPORTS HIGHER THIRD QUARTER 2010

RESULTS; INCREASES QUARTERLY DIVIDEND TO $0.18 PER SHARE

Highlights

•	Third Quarter Financial Summary

–	Net Revenues of $124 million, up 48% compared to the same period in 2009 and 91% from Q2 2010

–	Adjusted Pro Forma Net Income of $14.6 million, or $0.38 per share, up 33% compared to the same period in 2009 and 626% from Q2 2010

–	U.S. GAAP Net Income of $3.5 million in contrast to Net Income of $2.6 million in the same period last year

•	Year-to-Date Financial Summary

–	Adjusted Pro Forma Net Revenues of $274 million, up 33% compared to the same period in 2009

–	Adjusted Pro Forma Net Income of $27.0 million, or $0.68 per share, up 65% compared to the first nine months of 2009

–	U.S. GAAP Net Revenues of $276 million, up 35% compared to the same period in 2009

–	U.S. GAAP Net Income of $5.7 million or $0.25 per share up significantly from a Net Loss of ($3.2) million or ($0.22) per share in the same period last year

•	Record quarterly revenues in both Investment Banking and Investment Management

–	Investment Banking

•	Completed $8.6 billion acquisition by Frontier Communications of access lines from Verizon

•	Advising sanofi-aventis on its $18.8 billion offer for Genzyme and advising Danaos on its restructuring

–	Investment Management

•	Assets Under Management increased 9% to $16.6 billion

•	Strengthened geographic capability with the acquisition of a 50% interest in G5 advisors, a boutique investment banking firm in Brazil

•	Increases quarterly dividend to $0.18 per share

•	Authorizes two million share repurchase program

NEW YORK, October 28, 2010 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $123.7 million for the three months ended September 30, 2010, compared to Adjusted Pro Forma Net Revenues of $83.4 million and $64.8 million for the three months ended September 30, 2009 and June 30, 2010, respectively. Adjusted Pro Forma Net Revenues were $273.6 million for the nine months ended September 30, 2010, compared to $205.3 million for the nine months ended September 30, 2009. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $14.6 million, or $0.38 per share, for the three months ended September 30, 2010, compared to an Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $11.0 million, or $0.29 per share for the three months ended September 30, 2009 and $2.0 million, or $0.05 per share for the three months ended June 30, 2010. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $27.0 million, or $0.68 per share, for the nine months ended September 30, 2010, compared to an Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $16.3 million, or $0.45 per share for the nine months ended September 30, 2009.

U.S. GAAP Net Revenues were $123.6 million for the three months ended September 30, 2010, compared to U.S. GAAP Net Revenues of $83.2 million and $64.8 million for the three months ended September 30, 2009 and June 30, 2010, respectively. U.S. GAAP Net Revenues were $276.3 million for the nine months ended September 30, 2010, compared to U.S. GAAP Net Revenues of $204.0 million for the nine months ended September 30, 2009. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $3.5 million, or $0.17 per share, for the three months ended September 30, 2010, compared to U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $2.6 million, or $0.14 per share, for the three months ended September 30, 2009 and $0.1 million, or $0.00 per share for the three months ended June 30, 2010. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $5.7 million, or $0.25 per share, for the nine months ended September 30, 2010, compared to a U.S. GAAP Net Loss Attributable to Evercore Partners Inc. of ($3.2) million, or ($0.22) per share, for the nine months ended September 30, 2009.

The Adjusted Pro Forma compensation ratio for the three months ended September 30, 2010 was 62%, compared to 61% for the same period in 2009 and 63% for the three months ended June 30, 2010. The Adjusted Pro Forma Q3 2010 compensation ratio on a trailing twelve month basis of 60% was consistent with Q2 2010 of 60% and improved from Q3 2009 of 72%. The U.S. GAAP compensation ratio for the three months ended September 30, 2010, September 30, 2009 and June 30, 2010 was 67%, 66% and 71%, respectively. The U.S. GAAP Q3 2010 compensation ratio on a trailing twelve month basis of 65% was consistent with Q2 2010 of 65% and improved from Q3 2009 of 75%.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction and performance fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Evercore is seizing the opportunity to build a high quality independent investment banking and investment management advisory firm. Record revenues in both Investment Banking and Investment Management highlight the steady progress we continue to make in building our business. Our investments in future growth are on track, including the Institutional Equities business which continues to add new clients and build momentum. We continue to explore additional opportunities to invest in high quality investment managers and to expand our geographic capabilities,” said Ralph Schlosstein, President and Chief Executive Officer. “Despite these investments, we remain highly focused on translating top line growth into bottom line performance and on delivering those returns to our shareholders through the 20% increase in our dividend and a new share repurchase authorization.”

“Our core Advisory business is performing strongly. We are adding clients and assignments at a good pace. And we are consistently expanding our sector coverage and geographic reach,” said

Roger Altman, Executive Chairman. “In that regard, we are very pleased with our recent acquisition of a 50% interest in G5 advisors, a Brazilian boutique advisory and investment management firm, led by Corrado Varoli, the former Partner and Head of Latin America for Goldman Sachs.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009	% Change
	(dollars in thousands)
Net Revenues	$123,587	$64,840	$83,196	91%	49%	$276,268	$203,965	35%
Operating Income (Loss)	$17,565	$(3,251)	$12,286	NM	43%	$24,942	$804	NM
Net Income (Loss) Attributable to Evercore Partners Inc.	$3,530	$117	$2,633	NM	34%	$5,667	$(3,219)	NM
Diluted Earnings (Loss) Per Share	$0.17	$—	$0.14	NM	21%	$0.25	$(0.22)	NM
Compensation Ratio	67%	71%	66%			67%	70%
Operating Margin	14%	(5%)	15%			9%	—%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009	% Change
	(dollars in thousands)
Net Revenues	$123,706	$64,769	$83,382	91%	48%	$273,578	$205,300	33%
Operating Income	$25,036	$4,249	$19,176	489%	31%	$48,137	$29,358	64%
Net Income Attributable to Evercore Partners Inc.	$14,648	$2,018	$10,992	626%	33%	$27,039	$16,347	65%
Diluted Earnings Per Share	$0.38	$0.05	$0.29	660%	31%	$0.68	$0.45	51%
Compensation Ratio	62%	63%	61%			61%	67%
Operating Margin	20%	7%	23%			18%	14%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure and is unaudited. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-10 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-10 in Annex I.

Investment Banking

Evercore’s Investment Banking business reported record revenues this quarter, up 119% from Q2 2010 and 39% from Q3 2009 reflecting fees from clients across multiple industries and geographies. Operating Income of $25.8 million increased 503% and 13% when compared to Q2 2010 and Q3 2009, respectively. The Operating Margin for the quarter was 26% reflecting strong Advisory results, offset by our investments in Institutional Equities and the Private Funds Group. The segment reported Operating Income of $20.2 million on a U.S. GAAP basis for the quarter.

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(dollars in thousands)
Net Revenues:
Investment Banking	$99,563	$45,511	$71,596	$216,348	$188,084
Other Revenue, net	435	1,562	1,208	3,625	1,739

Net Revenues	99,998	47,073	72,804	219,973	189,823

Expenses:
Employee Compensation and Benefits	60,847	29,360	41,119	130,772	110,013
Non-compensation Costs	13,315	13,430	8,812	37,427	24,571

Total Expenses	74,162	42,790	49,931	168,199	134,584

Operating Income	$25,836	$4,283	$22,873	$51,774	$55,239

Compensation Ratio	61%	62%	56%	59%	58%
Operating Margin	26%	9%	31%	24%	29%

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(dollars in thousands)
Net Revenues:
Investment Banking	$101,367	$47,505	$73,306	$224,794	$192,431
Other Revenue, net	(607)	520	184	506	32

Net Revenues	100,760	48,025	73,490	225,300	192,463

Expenses:
Employee Compensation and Benefits	64,948	33,550	44,904	143,922	113,798
Non-compensation Costs	15,588	15,893	10,990	47,280	30,324
Special Charges	—	—	—	—	3,951

Total Expenses	80,536	49,443	55,894	191,202	148,073

Operating Income (Loss)	$20,224	$(1,418)	$17,596	$34,098	$44,390

Compensation Ratio	64%	70%	61%	64%	59%
Operating Margin	20%	(3)%	24%	15%	23%

Revenues

Investment Banking reported third quarter 2010 Adjusted Pro Forma net revenues of $100.0 million, an increase of 37% from the prior year and 112% from Q2 2010. The Company earned advisory fees in excess of $1 million from 15 clients during the third quarter of 2010, and completed one underwriting assignment. During the quarter we provided advice on major M&A transactions including sanofi-aventis’ offer to acquire Genzyme, Intel’s acquisition of Infineon’s Wireless Solutions business, Pace plc’s acquisition of 2Wire, Cavalier Telephone’s sale to PAETEC Holdings and Movetis NV’s sale to Shire plc, among others. The number of fee-paying clients for the first nine months of 2010 increased to 143 compared to 126 last year.

Expenses

Q3 2010 Adjusted Pro Forma expenses increased from Q2 2010 driven by the significant increase in Investment Banking revenues and the continued investments in new businesses. Compensation costs for the Investment Banking segment on an Adjusted Pro Forma basis for the three months ended September 30, 2010 were $60.8 million, an increase of 48% from the prior year and 107% from Q2 2010. For the three months ended September 30, 2010, Evercore’s Investment Banking Adjusted Pro Forma compensation ratio was 61%, versus the compensation ratio reported for the three months ended September 30, 2009 of 56% and 62% for the three months ended June 30, 2010. The Adjusted Pro Forma compensation ratio on a trailing twelve month basis was 58% this quarter, up from 56% in Q2 2010. The U.S. GAAP compensation ratio on a trailing twelve month basis was 62% this quarter, up from 61% in Q2 2010.

Non-compensation costs on an Adjusted Pro Forma basis for the three months ended September 30, 2010 of $13.3 million increased 51% from the same period last year and was essentially unchanged in comparison to last quarter.

New Business

The Institutional Equities business is now composed of 41 professionals including 12 senior research analysts and 11 sales and sales trading professionals. The Research team now covers 84 companies across Technology, Media and Telecommunications and Financial Institutions, and has begun to generate increased trading volumes in the fourth quarter, as our research coverage expands and as more institutions commence trading with us. For the three and nine months ended September 30, the business generated $0.7 million and $2.3 million in revenues and $6.6 million and $11.3 million in expenses, respectively.

Investment Management

The Investment Management segment reported substantial revenue growth for the third quarter reflecting the first full quarter of Atalanta Sosnoff and continued improvements in operating results for our early stage businesses. Atalanta Sosnoff’s results comprised more than $11 million of revenues and $9 million of expenses (including $1.5 million of amortization of intangibles). Assets Under Management (AUM) for the segment increased to $16.6 billion on approximately $450 million of net inflows and approximately $930 million of market appreciation.

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net Revenues:	(dollars in thousands)
Investment Management Revenues	$23,412	$16,295	$9,785	$50,758	$12,511
Other Revenue, net	296	1,401	793	2,847	2,966

Net Revenues	23,708	17,696	10,578	53,605	15,477

Expenses:
Employee Compensation and Benefits	16,456	11,409	9,574	37,291	28,393
Non-compensation Costs	8,052	6,321	4,701	19,951	12,965

Total Expenses	24,508	17,730	14,275	57,242	41,358

Operating Income (Loss)	$(800)	$(34)	$(3,697)	$(3,637)	$(25,881)

Compensation Ratio	69%	64%	91%	70%	183%
Operating Margin	(3)%	—%	(35)%	(7)%	(167)%

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$23,412	$16,295	$9,785	$50,758	$12,514
Other Revenue, net	(585)	520	(79)	210	(1,012)

Net Revenues	22,827	16,815	9,706	50,968	11,502

Expenses:
Employee Compensation and Benefits	17,319	12,212	10,200	39,828	29,019
Non-compensation Costs	8,167	6,436	4,816	20,296	13,882
Special Charges	—	—	—	—	12,187

Total Expenses	25,486	18,648	15,016	60,124	55,088

Operating Income (Loss)	$(2,659)	$(1,833)	$(5,310)	$(9,156)	$(43,586)

Compensation Ratio	76%	73%	105%	78%	252%
Operating Margin	(12)%	(11)%	(55)%	(18)%	(379)%

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(dollars in thousands)
Management Fees
Wealth Management	$2,573	$2,442	$1,144	$6,932	$2,221
Institutional Asset Management	17,035	9,719	5,851	33,473	10,167
Private Equity	2,301	2,202	2,970	6,481	7,119

Total Management Fees	21,909	14,363	9,965	46,886	19,507

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,092	1,581	625	3,876	(57)
Private Equity	542	481	(616)	437	(5,107)

Total Realized and Unrealized Gains (Losses)	1,634	2,062	9	4,313	(5,164)

HighView	—	—	—	—	(920)
Equity in EAM Gains (Losses)	—	—	—	—	(334)
Equity in Pan Losses	(131)	(130)	(189)	(441)	(578)

Investment Management Revenues	$23,412	$16,295	$9,785	$50,758	$12,511

Fees earned from the management of client portfolios and other investment advisory services of $21.9 million increased significantly for the three months ended September 30, 2010 compared to the third quarter of 2009, reflecting a full quarter of Atalanta Sosnoff, the inclusion of fees associated with Trilantic and continued growth in AUM within Wealth Management and the other Institutional Asset Management businesses.

Expenses

The reported growth in expenses in the third quarter of 2010 was primarily attributable to Atalanta Sosnoff.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and nine months ended September 30, 2010 was higher than U.S. GAAP as a result of the exclusion of expenses associated with IPO equity awards and the amortization of intangibles principally related to Braveheart and Protego. In addition, for Adjusted Pro Forma purposes, reimbursable client-related expenses and expenses associated with revenue sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and nine months ended September 30, 2009, are included in Annex I, pages A-2 to A-10.

Noncontrolling Interests

Noncontrolling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended September 30, 2010 and 2009 and June 30, 2010 the gain (loss) allocated to noncontrolling interests was as follows:

	Net Loss Allocated to Noncontrolling Interests
	Three Months Ended			Nine Months Ended
Segment	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(dollars in thousands)
Investment Banking (1)	$(1,282)	$(644)	$—	$(1,926)	$—
Investment Management (1)	39	(194)	(976)	(532)	(2,631)

Total	$(1,243)	$(838)	$(976)	$(2,458)	$(2,631)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense which is eliminated for ETC and EAM.

Income Taxes

For the three and nine months ended September 30, 2010, Evercore’s Adjusted Pro Forma effective tax rate was approximately 42%.

For the three and nine months ended September 30, 2010, Evercore’s U.S. GAAP effective tax rate was approximately 49% and 46%, respectively, compared to 37% and 875% for the three and nine months ended September 30, 2009. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, as well as the noncontrolling interest associated with Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $242.4 million at September 30, 2010. Current assets exceed current liabilities by $190.1 million at September 30, 2010. Amounts due related to the Long-Term Notes Payable were $97.7 million at September 30, 2010.

During the quarter the Company completed its prior repurchase program and repurchased approximately 446,000 shares and share equivalents at an average cost of $24.58 per share.

Share Repurchase Program

Evercore also announced that its Board of Directors has authorized the repurchase of up to 2 million shares of Evercore Class A Common Stock and/or Evercore LP partnership units. Under this share repurchase program, shares may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of shares repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. This program may be suspended or discontinued at any time and does not have a specified expiration date.

Dividend

On October 26, 2010 the Board of Directors of Evercore declared a quarterly dividend of $0.18 per share to be paid on December 10, 2010 to common stockholders of record on November 26, 2010.

Conference Call

Evercore will host a conference call to discuss its results for the third quarter on Thursday, October 28, 2010, at 8:00 a.m. Eastern Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (800) 561-2718 (toll-free domestic) or (617) 614-3525 (international); passcode: 38462999. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 49037915. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on Evercore’s Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities; Evercore’s investment management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Houston, Los Angeles, San Francisco, Washington D.C., London, Mexico City and Monterrey, Mexico and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

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Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
REVENUES
Investment Banking Revenue	$101,367	$73,306	$224,794	$192,431
Investment Management Revenue	23,412	9,785	50,758	12,514
Other Revenue	4,661	4,603	18,106	18,218

TOTAL REVENUES	129,440	87,694	293,658	223,163
Interest Expense (1)	5,853	4,498	17,390	19,198

NET REVENUES	123,587	83,196	276,268	203,965

EXPENSES
Employee Compensation and Benefits	82,267	55,104	183,750	142,817
Occupancy and Equipment Rental	5,129	3,434	13,087	10,072
Professional Fees	5,935	5,673	20,651	14,611
Travel and Related Expenses	4,441	2,445	11,790	6,500
Communications and Information Services	1,455	1,026	4,246	2,715
Depreciation and Amortization	3,379	1,155	6,677	3,353
Special Charges	—	—	—	16,138
Acquisition and Transition Costs	385	—	3,121	712
Other Operating Expenses	3,031	2,073	8,004	6,243

TOTAL EXPENSES	106,022	70,910	251,326	203,161

INCOME BEFORE INCOME TAXES	17,565	12,286	24,942	804
Provision for Income Taxes	8,547	4,602	11,508	7,033

NET INCOME (LOSS)	9,018	7,684	13,434	(6,229)
Net Income (Loss) Attributable to Noncontrolling Interest	5,488	5,051	7,767	(3,010)

NET INCOME (LOSS) ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$3,530	$2,633	$5,667	$(3,219)

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders:	$3,509	$2,633	$5,614	$(3,219)
Weighted Average Shares of Class A Common Stock Outstanding:
Basic	18,973	16,340	18,901	14,665
Diluted	21,091	18,353	22,086	14,665
Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.18	$0.16	$0.30	$(0.22)
Diluted	$0.17	$0.14	$0.25	$(0.22)

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure and is unaudited. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, and other event-based awards, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and event-based stock-based awards.

2.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Acquisition and Transition Costs. The Company has reflected Acquisition and Transition Costs for expenses incurred during the first quarter of 2009 in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, codified under ASC 805, which was effective January 1, 2009.

b.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006. Also excluded is amortization of intangible assets associated with the recent acquisitions of SFS and EAM.

3.	Special Charges. The Company has reflected charges in conjunction with its decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives, which it has excluded from Adjusted Pro Forma results. These charges relate to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During 2009 employees voluntarily forfeited 738,000 unvested restricted stock units and 250,000 partnership units. The Company’s Management believes that excluding the effects of these Special Charges improves the comparability of operating performance across periods.

4.	Client Expenses. The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Advisory and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net Revenues - U.S. GAAP	$123,587	$64,840	$83,196	$276,268	$203,965
Reimbursable Expenses (1)	(1,804)	(1,994)	(1,710)	(8,446)	(4,350)
Interest Expense on Long-term Debt (2)	1,923	1,923	1,896	5,756	5,685

Net Revenues - Adjusted Pro Forma	$123,706	$64,769	$83,382	$273,578	$205,300

Compensation Expense - U.S. GAAP	$82,267	$45,762	$55,104	$183,750	$142,817
Amortization of LP Units and Certain Other Awards (3)	(4,964)	(4,993)	(4,411)	(15,687)	(4,411)

Compensation Expense - Adjusted Pro Forma	$77,303	$40,769	$50,693	$168,063	$138,406

Operating Income (Loss) - U.S. GAAP	$17,565	$(3,251)	$12,286	$24,942	$804
Amortization of LP Units and Certain Other Awards (3)	4,964	4,993	4,411	15,687	4,411
Special Charges (4)	—	—	—	—	16,138
Acquisition and Transition Costs (5)	—	—	—	—	712
Intangible Asset Amortization (5)	584	584	583	1,752	1,608

Pre-Tax Income - Adjusted Pro Forma	23,113	2,326	17,280	42,381	23,673
Interest Expense on Long-term Debt (2)	1,923	1,923	1,896	5,756	5,685

Operating Income - Adjusted Pro Forma	$25,036	$4,249	$19,176	$48,137	$29,358

Provision (Benefit) for Income Taxes - U.S. GAAP	$8,547	$(1,698)	$4,602	$11,508	$7,033
Income Taxes (6)	1,161	2,844	2,662	6,292	2,924

Provision for Income Taxes - Adjusted Pro Forma	$9,708	$1,146	$7,264	$17,800	$9,957

Net Income (Loss) Attributable to Evercore Partners Inc. - U.S. GAAP	$3,530	$117	$2,633	$5,667	$(3,219)
Amortization of LP Units and Certain Other Awards (3)	4,964	4,993	4,411	15,687	4,411
Special Charges (4)	—	—	—	—	16,138
Acquisition and Transition Costs (5)	—	—	—	—	712
Intangible Asset Amortization (5)	584	584	583	1,752	1,608
Income Taxes (6)	(1,161)	(2,844)	(2,662)	(6,292)	(2,924)
Noncontrolling Interest (7)	6,731	(832)	6,027	10,225	(379)

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$14,648	$2,018	$10,992	$27,039	$16,347

Diluted Shares Outstanding - U.S. GAAP	21,091	22,363	18,353	22,086	14,665
Vested Partnership Units (8)	12,473	12,782	14,061	12,627	14,771
Unvested Partnership Units (8)	4,540	4,540	4,603	4,540	4,603
Vested Restricted Stock Units - Event Based (8)	—	—	(10)	—	(19)
Unvested Restricted Stock Units - Event Based (8)	639	648	743	639	743
Unvested Restricted Stock Units - Service Based (8)	—	—	—	—	1,061
Unvested Restricted Stock - Service Based (8)	—	—	—	—	107

Diluted Shares Outstanding - Adjusted Pro Forma	38,743	40,333	37,750	39,892	35,931

Key Metrics: (a)
Diluted Earnings (Loss) Per Share - U.S. GAAP (b)	$0.17	$—	$0.14	$0.25	$(0.22)
Diluted Earnings Per Share - Adjusted Pro Forma (b)	$0.38	$0.05	$0.29	$0.68	$0.45

Compensation Ratio - U.S. GAAP	67%	71%	66%	67%	70%
Compensation Ratio - Adjusted Pro Forma	62%	63%	61%	61%	67%

Operating Margin - U.S. GAAP	14%	(5)%	15%	9%	—%
Operating Margin - Adjusted Pro Forma	20%	7%	23%	18%	14%

Effective Tax Rate - U.S. GAAP	49%	52%	37%	46%	875%
Effective Tax Rate - Adjusted Pro Forma	42%	49%	42%	42%	42%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(b)	For Earnings Per Share purposes, Net Income (Loss) Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended September 30, 2010 and June 30, 2010 and $53 for the nine months ended September 30, 2010, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
Net Revenues - U.S. GAAP	$385,442	$345,051	$237,201
Reimbursable Expenses (1)	(10,390)	(10,296)	(5,012)
Interest Expense on Long-term Debt (2)	7,666	7,639	7,569

Net Revenues - Adjusted Pro Forma	$382,718	$342,394	$239,758

Compensation Expense - U.S. GAAP	$251,751	$224,588	$177,402
Amortization of LP Units and Certain Other Awards (3)	(20,676)	(20,123)	(4,411)

Compensation Expense - Adjusted Pro Forma	$231,075	$204,465	$172,991

Compensation Ratio - U.S. GAAP (a)	65%	65%	75%
Compensation Ratio - Adjusted Pro Forma (a)	60%	60%	72%

	Investment Banking
	Twelve Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
Net Revenues - U.S. GAAP	$325,471	$298,201	$226,641
Reimbursable Expenses (1)	(10,145)	(10,051)	(5,000)
Interest Expense on Long-term Debt (2)	4,154	4,136	1,707

Net Revenues - Adjusted Pro Forma	$319,480	$292,286	$223,348

Compensation Expense - U.S. GAAP	$201,303	$181,259	$139,828
Amortization of LP Units and Certain Other Awards (3)	(17,275)	(16,959)	(3,785)

Compensation Expense - Adjusted Pro Forma	$184,028	$164,300	$136,043

Compensation Ratio - U.S. GAAP (a)	62%	61%	62%
Compensation Ratio - Adjusted Pro Forma (a)	58%	56%	61%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2010				Nine Months Ended September 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$99,563	$1,804	(1)	$101,367	$216,348	$8,446	(1)	$224,794
Other Revenue, net	435	(1,042	)(2)	(607)	3,625	(3,119	)(2)	506

Net Revenues	99,998	762		100,760	219,973	5,327		225,300

Expenses:
Employee Compensation and Benefits	60,847	4,101	(3)	64,948	130,772	13,150	(3)	143,922
Non-compensation Costs	13,315	2,273	(5)	15,588	37,427	9,853	(5)	47,280

Total Expenses	74,162	6,374		80,536	168,199	23,003		191,202

Operating Income	$25,836	$(5,612)		$20,224	$51,774	$(17,676)		$34,098

Compensation Ratio (a)	61%			64%	59%			64%
Operating Margin (a)	26%			20%	24%			15%

	Investment Management Segment
	Three Months Ended September 30, 2010				Nine Months Ended September 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$23,412	$—		$23,412	$50,758	$—		$50,758
Other Revenue, net	296	(881	)(2)	(585)	2,847	(2,637	)(2)	210

Net Revenues	23,708	(881)		22,827	53,605	(2,637)		50,968

Expenses:
Employee Compensation and Benefits	16,456	863	(3)	17,319	37,291	2,537	(3)	39,828
Non-compensation Costs	8,052	115	(5)	8,167	19,951	345	(5)	20,296

Total Expenses	24,508	978		25,486	57,242	2,882		60,124

Operating Income (Loss)	$(800)	$(1,859)		$(2,659)	$(3,637)	$(5,519)		$(9,156)

Compensation Ratio (a)	69%			76%	70%			78%
Operating Margin (a)	(3)%			(12)%	(7)%			(18)%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED JUNE 30, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$45,511	$1,994	(1)	$47,505
Other Revenue, net	1,562	(1,042	)(2)	520

Net Revenues	47,073	952		48,025

Expenses:
Employee Compensation and Benefits	29,360	4,190	(3)	33,550
Non-compensation Costs	13,430	2,463	(5)	15,893

Total Expenses	42,790	6,653		49,443

Operating Income (Loss)	$4,283	$(5,701)		$(1,418)

Compensation Ratio (a)	62%			70%
Operating Margin (a)	9%			(3)%

	Investment Management Segment
	Three Months Ended June 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$16,295	$—		$16,295
Other Revenue, net	1,401	(881	)(2)	520

Net Revenues	17,696	(881)		16,815

Expenses:
Employee Compensation and Benefits	11,409	803	(3)	12,212
Non-compensation Costs	6,321	115	(5)	6,436

Total Expenses	17,730	918		18,648

Operating Income (Loss)	$(34)	$(1,799)		$(1,833)

Compensation Ratio (a)	64%			73%
Operating Margin (a)	—%			(11)%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2009				Nine Months Ended September 30, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$71,596	$1,710	(1)	$73,306	$188,084	$4,347	(1)	$192,431
Other Revenue, net	1,208	(1,024	)(2)	184	1,739	(1,707	)(2)	32

Net Revenues	72,804	686		73,490	189,823	2,640		192,463

Expenses:
Employee Compensation and Benefits	41,119	3,785	(3)	44,904	110,013	3,785	(3)	113,798
Non-compensation Costs	8,812	2,178	(5)	10,990	24,571	5,753	(5)	30,324
Special Charges	—	—		—	—	3,951	(4)	3,951

Total Expenses	49,931	5,963		55,894	134,584	13,489		148,073

Operating Income	$22,873	$(5,277)		$17,596	$55,239	$(10,849)		$44,390

Compensation Ratio (a)	56%			61%	58%			59%
Operating Margin (a)	31%			24%	29%			23%

	Investment Management Segment
	Three Months Ended September 30, 2009				Nine Months Ended September 30, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$9,785	$—		$9,785	$12,511	$3	(1)	$12,514
Other Revenue, net	793	(872	)(2)	(79)	2,966	(3,978	)(2)	(1,012)

Net Revenues	10,578	(872)		9,706	15,477	(3,975)		11,502

Expenses:
Employee Compensation and Benefits	9,574	626	(3)	10,200	28,393	626	(3)	29,019
Non-compensation Costs	4,701	115	(5)	4,816	12,965	917	(5)	13,882
Special Charges	—	—		—	—	12,187	(4)	12,187

Total Expenses	14,275	741		15,016	41,358	13,730		55,088

Operating Income (Loss)	$(3,697)	$(1,613)		$(5,310)	$(25,881)	$(17,705)		$(43,586)

Compensation Ratio (a)	91%			105%	183%			252%
Operating Margin (a)	(35)%			(55)%	(167)%			(379)%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

(1)	The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue.

(2)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(3)	The Company incurred expenses from the modification of Evercore LP Units, which will vest over a five-year period.

(4)	The Company has reflected charges in conjunction with Evercore’s decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives. The charges relate to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During 2009 employees voluntarily forfeited 738,000 unvested restricted stock units and 250,000 Evercore LP partnership units.

(5)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments

	Three Months Ended September 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,494	$1,635	$5,129	$—		$5,129
Professional Fees	3,215	2,140	5,355	580	(1)	5,935
Travel and Related Expenses	2,806	525	3,331	1,110	(1)	4,441
Communications and Information Services	1,010	409	1,419	36	(1)	1,455
Depreciation and Amortization	1,105	1,690	2,795	584	(5a)	3,379
Acquisition and Transition Costs	284	101	385	—		385
Other Operating Expenses	1,401	1,552	2,953	78	(1)	3,031

Total Non-compensation Costs	$13,315	$8,052	$21,367	$2,388		$23,755

	Three Months Ended June 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,325	$1,306	$4,631	$—		$4,631
Professional Fees	3,547	2,019	5,566	785	(1)	6,351
Travel and Related Expenses	2,512	355	2,867	1,112	(1)	3,979
Communications and Information Services	1,260	469	1,729	33	(1)	1,762
Depreciation and Amortization	683	681	1,364	584	(5a)	1,948
Acquisition and Transition Costs	604	676	1,280	—		1,280
Other Operating Expenses	1,499	815	2,314	64	(1)	2,378

Total Non-compensation Costs	$13,430	$6,321	$19,751	$2,578		$22,329

	Three Months September 30, 2009
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$2,099	$1,335	$3,434	$—		$3,434
Professional Fees	3,062	1,866	4,928	745	(1)	5,673
Travel and Related Expenses	1,279	310	1,589	856	(1)	2,445
Communications and Information Services	721	283	1,004	22	(1)	1,026
Depreciation and Amortization	374	198	572	583	(5a)	1,155
Acquisition and Transition Costs	—	—	—	—		—
Other Operating Expenses	1,277	709	1,986	87	(1)	2,073

Total Non-compensation Costs	$8,812	$4,701	$13,513	$2,293		$15,806

	Nine Months September 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$9,127	$3,960	$13,087	$—		$13,087
Professional Fees	9,628	5,847	15,475	5,176	(1)	20,651
Travel and Related Expenses	7,650	1,152	8,802	2,988	(1)	11,790
Communications and Information Services	2,949	1,211	4,160	86	(1)	4,246
Depreciation and Amortization	2,320	2,605	4,925	1,752	(5a)	6,677
Acquisition and Transition Costs	1,183	1,938	3,121	—		3,121
Other Operating Expenses	4,570	3,238	7,808	196	(1)	8,004

Total Non-compensation Costs	$37,427	$19,951	$57,378	$10,198		$67,576

	Nine Months September 30, 2009
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$6,383	$3,689	$10,072	$—		$10,072
Professional Fees	7,772	4,882	12,654	1,957	(1)	14,611
Travel and Related Expenses	3,721	700	4,421	2,079	(1)	6,500
Communications and Information Services	1,878	777	2,655	60	(1)	2,715
Depreciation and Amortization	1,127	618	1,745	1,608	(5a)	3,353
Acquisition and Transition Costs	—	—	—	712	(5b)	712
Other Operating Expenses	3,690	2,299	5,989	254	(1)	6,243

Total Non-compensation Costs	$24,571	$12,965	$37,536	$6,670		$44,206

(5a)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and EAM acquisitions.
(5b)	The Company has reflected Acquisition and Transition Costs for costs incurred during the first quarter of 2009 in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, codified under ASC 805, which was effective January 1, 2009.
(6)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to increase Evercore’s effective tax rate to approximately 42% for the three and nine months ended September 30, 2010. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.
(7)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.
(8)	Assumes the vesting of all Evercore LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the dilution of unvested service-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the event-based restricted stock units are excluded from the calculation.